UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 4, 2008 (July 31, 2008)

SENTAIDA TIRE COMPANY LIMITED
(Exact name of registrant as specified in its charter)

Nevada	0-52142	84-1609495
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 177 Chengyang Section
308 National Highway
Danshan Industrial Area
Qingdao, China, 266109
(Address of Principal Executive Offices)

86-532-8779-8766
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02             TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On July 31, 2008, Sentaida Tire Company Limited, a Nevada corporation (the "Company") through its indirect wholly-owned subsidiary Qingdao Free-Trading Zone Sentaida International Trade Co. Ltd. ("FTZ Sentaida") entered into a Rescission of the Exclusive Agency Agreement and Conclusion of Inventory Products Buy-back Agreement with Guangzhou South China Rubber and Tire Co., Ltd ("Guangzhou Tire") (the "Rescission Agreement"). FTZ Sentaida elected to rescind the exclusive agency agreement with Guangzhou Tire pursuant to the Rescission Agreement because the pricing and other terms of the agency agreement were no longer economically feasible or advantageous for FTZ Sentaida.

Pursuant to the terms of the Rescission Agreement, the parties unanimously agreed to rescind the Exclusive Agency Agreement and associated Contracts originally executed by the parties on November 18, 2005, which provided that FTZ Sentaida would be the exclusive agent in U.S. markets for Guangzhou Tire’s tire parts under the brand name WANLI. The terms of the Rescission Agreement stipulate that both parties are released from any and all rights and obligations under the Exclusive Agency Agreement and associated Contracts, Guangzhou Tire is entitled to sell or authorize third parties to sell its tire parts in U.S. markets under the brand name WANLI and Guangzhou Tire will facilitate the buy-back of all inventory products currently owned by FTZ Sentaida and originally purchased from Guangzhou Tire. FTZ Sentaida currently owns inventory products originally purchased from Guangzhou Tire having a potential sale value of approximately $3.8 million (including expenses and fees thereon). In addition, FTZ Sentaida has accounts payable owing to Guangzhou Tire under the agency agreement of approximately $1.1 million (net of rebates and other adjustments). Such account payable will be paid or satisfied by FTZ Sentaida in accordance with the terms of the Rescission Agreement.

The foregoing description of the Rescission Agreement does not purport to be complete and is qualified in its entirety by reference to such document and its appendices, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Current Report on Form 8-K by reference.

ITEM 9.01             FINANCIAL STATEMENT AND EXHIBITS.

(d)             Exhibits.

Number	Description

10.1

Rescission of the Exclusive Agency Agreement and Conclusion of Inventory Products Buy-back Agreement, dated as of July 31, 2008, between Qingdao Free-Trading Zone Sentaida International Trade Co. Ltd and Guangzhou South China Rubber and Tire Co., Ltd (the "Rescission Agreement"). Registrant has omitted portions of this exhibit and filed such exhibit separately with the Securities and Exchange Commission, pursuant to a request for confidential treatment under Rule 406 promulgated under the Securities Act

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTAIDA TIRE COMPANY LIMITED

By:	/s/ Long Qin
Long Qin
President and Chief Executive Officer

Dated: August 4, 2008

EXHIBIT INDEX

Number	Description

10.1

Rescission of the Exclusive Agency Agreement and Conclusion of Inventory Products Buy-back Agreement, dated as of July 31, 2008, between Qingdao Free-Trading Zone Sentaida International Trade Co. Ltd and Guangzhou South China Rubber and Tire Co., Ltd (the "Rescission Agreement"). Registrant has omitted portions of this exhibit and filed such exhibit separately with the Securities and Exchange Commission, pursuant to a request for confidential treatment under Rule 406 promulgated under the Securities Act